UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Corporate Woods Blvd.

Albany, NY 12211

(address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Senior Secured Credit Facility

On April 2, 2012, our wholly-owned subsidiary Momentive Performance Materials GmbH, the German Borrower under our senior secured credit facilities, incurred incremental term loans under our senior secured credit facilities in an aggregate principal amount of $175 million in the form of new tranche B-3 term loans denominated in U.S. dollars.

The tranche B-3 term loans were incurred to refinance existing tranche B-1A and B-2A term loans maturing December 4, 2013 under our senior secured credit facilities. The tranche B-3 term loans will mature on May 5, 2015. The interest rate per annum applicable to the tranche B-3 term loan is equal to an adjusted LIBOR rate for, at the option of the German Borrower, a one-, two-, three- or six-month interest period, or a nine- or twelve-month period, if available from all relevant lenders, in each case plus an applicable margin of 3.5%.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 of this Form 8-K.

Item 7.01	Regulation FD Disclosure

See Item 1.01 of this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Incremental Assumption Agreement, dated as of April 2, 2012, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., Momentive Performance Materials GmbH, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent under the Amended and Restated Credit Agreement, dated as of February 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

Date: April 2, 2012	By:	/s/ William H. Carter
William H. Carter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of April 2, 2012, among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., Momentive Performance Materials GmbH, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent under the Amended and Restated Credit Agreement, dated as of February 10, 2011.